EXHIBIT 99.1

Marlin Names Michael Bogansky its Chief Financial Officer

MOUNT LAUREL, N.J., Jan. 02, 2019 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ: MRLN) (“Marlin” or the “Company”), a leading provider of credit products and services to small businesses, today announced that it has named Michael R. Bogansky as Senior Vice President and Chief Financial Officer effective on February 1, 2019.

In his new role, Mr. Bogansky will have responsibility for managing all of Marlin’s accounting, financial reporting and planning, treasury, tax and investor relations activities.  Mr. Bogansky will report to Jeffrey Hilzinger, Marlin’s President and Chief Executive Officer.

“Given Mike's extensive finance and accounting experience, particularly as the Chief Financial Officer of a large, complex and publicly-traded company, he has the ideal background to lead Marlin’s finance and accounting activities into the future,” said Mr. Hilzinger.  “Mike’s depth and breadth of experience will help us to develop and manage our finance and accounting activities at an increasingly strategic level, which is necessary given Marlin’s recent growth and increasing complexity.  I’m delighted to have him join Marlin’s senior leadership team.”

Mr. Bogansky joins Marlin from PHH Corporation (formerly NYSE:PHH) where he was most recently Senior Vice President and Chief Financial Officer.  PHH was recently acquired by Ocwen Financial Corporation.  Prior to that, he was Senior Vice President, Corporate Controller & Principal Accounting Officer of PHH.  Before joining PHH in 2003, Mr. Bogansky was a Senior Audit Associate with Deloitte & Touche, LLP.

About Marlin Business Services Corp.
Marlin Business Services Corp. is a nationwide provider of credit products and services to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. Marlin and its wholly-owned operating subsidiary, Marlin Business Bank, are publicly traded (NASDAQ:MRLN).  For more information about Marlin, visit www.marlinfinance.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Lasse Glassen,
Addo Investor Relations
lglassen@addoir.com
424-238-6249